SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
               (Date of earliest event reported) - April 16, 2003


                             VALLEY NATIONAL BANCORP
               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)


                               1-11277 22-2477875
           (Commission File Number) (IRS Employer Identification No.)


                    1455 Valley Road, Wayne, New Jersey 07470
                    (Address of Principal Executive Offices)


                                 (973) 305-8800
                         (Registrant's Telephone Number)

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Item 9. The following  information  is being provided under Item 12 of Form 8-K.
On April 16, 2003, Valley National Bancorp ("Valley") issued a press release reporting 2003 first quarter results of operations. A copy of the press release is attached to this Current Report Form 8-K as Exhibit 99 and incorporated by reference herein.


Item 7.           Financial Statements and Exhibits

                  (c)      Exhibit

                           99       Press Release dated April 16, 2003

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                VALLEY NATIONAL BANCORP



                                                By: /s/ Alan D. Eskow
                                                Alan D. Eskow
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer)

Dated: April 17, 2003

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                                                                 Exhibit 99

FOR IMMEDIATE RELEASE               Contact: Alan D. Eskow
                                             Executive Vice President and
                                             Chief Financial Officer
                                            (973) 305-4003


                  Valley National Bancorp Again Reports Higher
                        First Quarter Earnings Per Share


All earnings data reflects the 5 percent stock dividend approved by Valley's Board of Directors on April 9, 2003, payable on May 16, 2003 to shareholders of record on May 2, 2003.


WAYNE, NJ, April 16, 2003 - Valley National Bancorp (NYSE:VLY) reported net income per diluted share of $0.40 for the quarter ended March 31, 2003, an increase of 5.3 percent over the $0.38 per diluted share reported for the quarter ended March 31, 2002.

Net income for the first quarter of 2003 was $38.0 million, compared with $38.6 million for the first quarter of 2002. The effective tax rate for the first quarter 2003 was 33.9 percent, compared to 26.9 percent for the first quarter of 2002, when Valley had recorded a $3.5 million benefit associated with the restructuring of a subsidiary into a REIT. Valley more than offset the higher tax rate in the 2003 first quarter by increasing pre-tax income by 8.8 percent to $57.5 million. In addition, under Valley's share repurchase program approved by the Board of Directors in August 2001, a total of 9.1 million of the 10 million common shares authorized for repurchase had been acquired through the close of the 2003 first quarter at a total cost of $233 million, funds that would otherwise have been invested to contribute to net income.

Net interest income, on a fully tax equivalent basis, for the first quarter of 2003 was $94.7 million, with a net interest margin of 4.46 percent. That compares with net interest income of $90.8 million for the fourth quarter of 2002 with a net interest margin of 4.39 percent.

Gerald H. Lipkin, Valley's Chairman, President and CEO stated, "We are pleased with the results we achieved under difficult economic conditions in the first quarter of 2003.

Despite a soft economy, and an increased effective tax rate, we continued to grow the company while maintaining Valley's strong asset quality".

For the first quarter of 2003, Valley achieved an annualized return on average shareholders' equity (ROE) of 24.06 percent, an annualized return on average assets (ROA) of 1.67 percent and an

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efficiency  ratio of 49.6 percent.  These ratios place Valley among the nation's best performing banks.

Total loans increased to $6.0 billion at March 31, 2003 from $5.3 billion at March 31, 2002 or 11.8 percent and from $5.8 billion at December 31, 2002. In the first quarter of 2003, Valley achieved strong increases in residential and commercial mortgages and commercial loans. During the quarter Valley also sold approximately $75 million of residential and SBA loans while selling approximately $246 million in 2002.

Total deposits increased by 5.2 percent to $6.7 billion at March 31, 2003 from $6.4 billion at March 31, 2002. Non-interest bearing deposits increased by 11.0 percent over the 2002 first quarter to $1.5 billion, and savings deposits increased by 16.1 percent to $3.1 billion. These are Valley's lowest cost core deposits and the most desirable type of deposits Valley attempts to attract. Valley's cost of total deposits for the first quarter of 2003 was 1.13 percent, down from 1.68 percent in the 2002 first quarter, reflecting the lower interest rate environment.

Net charge-offs were $551 thousand during the first quarter of 2003, a decrease of $2.7 million or 83.2 percent, compared with $3.3 million for the quarter ended March 31, 2002. Total non-performing assets, which include non-accrual loans and other real estate owned ("OREO"), totaled $27.2 million, or 0.46 percent of loans and OREO, at March 31, 2003, up from $21.6 million at December 31, 2002.

Loans past due 90 days or more and still accruing at March 31, 2003 decreased to $4.7 million, or 0.08 percent of $6.0 billion of total loans, compared to $9.0 million at March 31, 2002 and $4.9 million at December 31, 2002. Total loans past due in excess of 30 days were 0.87 percent of all loans at March 31, 2003 compared with 1.20 percent at December 31, 2002.

Non-interest income for the first quarter of 2003 was $25.6 million, up 42.1 percent from $18.0 million for the first quarter of 2002, amounting to 21.6 percent of the total of net interest income and non-interest income. The increase was heavily influenced by income from Masters Coverage Corp.(an all-line insurance agency), NIA/Lawyers Title Agency, LLC, both acquired during the second half of 2002 and Glen Rauch Securities, Inc., acquired January 1, 2003.

Non-interest expense for the first quarter of 2003 rose by 17.8 percent to $58.1 million from the 2002 first quarter, and by 4.8 percent from the 2002 fourth quarter, due largely to increased salary expense for the recently acquired subsidiaries, business expansion including new and refurbished branches, and higher expenses and depreciation charges in connection with recent investments in technology systems.

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Valley's  risk-based  capital  ratios were 10.88  percent for Tier 1 capital and
11.98 percent for total capital. The Tier 1 leverage ratio was 8.38 percent. Shareholders' equity at the close of the 2003 first quarter decreased to $626.5 million from $655.1 million a year ago. This decrease was a direct result of shares acquired under Valley's share repurchase program. During the quarter
Valley acquired 731,800 shares under this program at a cost of $18.6 million, for an average price of $25.44 (shares and average price have not been adjusted for the 5 percent stock dividend approved by Valley's Board of Directors on April 9, 2003).

The Board of Directors agreed to maintain the annual cash dividend at $0.90 per share, on an after-stock-dividend basis, representing an increase of 5 percent in the cash payout. Valley is scheduled to pay its next quarterly dividend on July 1, 2003.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, including its Merchants Bank of New York Division, currently operates 127 offices located in 82 communities serving 11 counties throughout northern New Jersey and Manhattan.


  *    *    *    *    *    *    *    *    *    *    *    *    *    *    *    *

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by an "asterisk" (*) or such
forward-looking   terminology  as  "expect,"  "view,"  "opportunity,"  "allow,"
"continues," "reflects," or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan prepayment assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of economic conditions and legal and regulatory barriers and the development of new tax strategies or the disallowance of prior tax strategies. Valley assumes no obligation for updating any such forward-looking statement at any time.

                                      # # #

                               -Tables to Follow-

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

Valley National Bancorp
Consolidated Financial Highlights


SELECTED FINANCIAL DATA
                                                             Three Months Ended
                                                             March 31,
(Dollars in thousands, except per share data)         2003       2002

SELECTED FINANCIAL DATA:

Net income                                        $    37,982     38,600
Net interest income                                    93,156     87,779
Net interest income (FTE)                              94,661     89,201

Weighted Average Number of Shares Outstanding:*
     Diluted                                       95,098,987 100,318,558

Per share data:*
  Basic earnings                                  $      0.40       0.39
  Diluted earnings                                       0.40       0.38
  Cash dividends declared                                0.21       0.20
  Book value                                             6.64       6.62
  Closing stock price - high                            26.20      26.93
  Closing stock price - low                             22.86      25.03

FINANCIAL RATIOS:
Net interest margin - FTE                                4.46%      4.49%
Annualized return on average assets                      1.67       1.84
Annualized return on average equity                     24.06      23.19
Efficiency ratio                                        49.59      45.43

SELECTED BALANCE SHEET ITEMS AND RATIOS
                                                          Three Months Ended
                                                             March  31,
(Dollars in thousands)                                2003       2002
AVERAGE BALANCE SHEET ITEMS:
Assets                                            $ 9,079,800  8,407,360
Interest earning assets                             8,483,283  7,953,813
Loans                                               5,856,965  5,320,959
Interest bearing liabilities                        6,675,155  6,091,143
Deposits                                            6,634,054  6,349,930
Shareholders' equity                                  631,483    665,922

ALLOWANCE FOR LOAN LOSSES:
Beginning of period                               $    64,087     63,803
Provision for loan losses                               3,255      3,705
Charge-offs                                             2,167      4,715
Recoveries                                              1,616      1,430
End of period                                          66,791     64,223

*Weighted average number of shares outstanding and per share data reflect the 5 percent stock dividend declared on April 9, 2003, payable on May 16, 2003 to shareholders of record on May 2, 2003.

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

Valley National Bancorp
Consolidated Financial Highlights


SELECTED FINANCIAL DATA
                                                          March 31,
(Dollars in thousands)                                2003       2002
BALANCE SHEET ITEMS:

Assets                                            $ 9,456,663  $ 8,580,659
Loans                                               5,969,108    5,337,359
Deposits                                            6,739,714    6,409,555
Shareholders' equity                                  626,450      655,080
CAPITAL RATIOS:
Tier 1 leverage ratio                                    8.38%        9.84%
Risk-based capital - Tier 1                             10.88        13.42
Risk-based capital - Total Capital                      11.98        14.47
ASSET QUALITY:
Non-accrual loans                                 $    26,799       15,089
Other real estate owned (OREO)                            448            0
Total non-performing assets                            27,247       15,089
Loans past due 90 days or more and still accruing       4,698        8,992
ASSET QUALITY RATIOS:
Non-performing assets to total loans plus
  other real estate owned (OREO)                         0.46%        0.28%
Allowance for loan losses to loans                       1.12         1.20
Net charge-offs to average loans                         0.04         0.25

SHAREHOLDER RELATIONS
Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne,
New Jersey 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

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

VALLEY NATIONAL BANCORP
Consolidated Statements of Financial Condition
($ in thousands)                                          March 31,


Assets                                            2003                 2002


Cash and due from banks                     $   248,633           $   168,309
Securities:
   Available for sale                         2,227,155             2,255,904
   Held to maturity                             611,778               504,317
   Trading account                                2,437                     0
     Total securities                         2,841,370             2,760,221

Loans                                         5,969,108             5,337,359
Less: Allowance for loan losses                 (66,791)              (64,223)
     Loans, net                               5,902,317             5,273,136

Premises and equipment, net                     114,812                97,613
Due from customers on acceptances outstanding    13,744                18,218
Accrued interest receivable                      44,196                44,788
Intangible assets                                40,752                34,456
Bank owned life insurance                       160,347               153,536
Other assets                                     90,492                30,382
   Total assets                            $  9,456,663           $ 8,580,659

Liabilities

Deposits:
     Non-interest bearing                  $  1,529,486           $ 1,378,315
     Interest bearing:
        Savings                               3,059,526             2,635,143
        Time                                  2,150,702             2,396,097
     Total deposits                           6,739,714             6,409,555

Federal funds purchased and securities
     sold under agreements to repurchase        668,169               249,783
Treasury tax and loan account and other
     short-term borrowings                        7,405                30,072
Long-term debt                                1,072,619               923,707
Bank acceptances outstanding                     13,744                18,218
Accrued expenses and other liabilities          128,562                94,244
     Total liabilities                        8,630,213             7,725,579

Company - obligated mandatorily
     redeemable preferred capital
     securities of a subsidiary trust
     holding solely junior
     subordinated debentures of
     the Company                               200,000               200,000

Shareholders' Equity (1)
Preferred stock, no par value                        0                     0
  30,000,000 shares authorized; none issued
Common stock, no par value, authorized 149,564,245
  shares; issued 99,002,921 shares in 2003 and
  102,619,697 shares in 2002                    33,336                33,306
Surplus                                        319,482               406,408
Retained earnings                              355,776               286,797
Unallocated common stock held by the employee
benefit plan                                      (395)                 (561)
Accumulated other comprehensive gain            35,229                18,759
                                               743,428               744,709

Treasury stock, at cost (4,652,725 common shares
     in 2003 and 3,725,907 in 2002)           (116,978)              (89,629)

      Total shareholders' equity               626,450               655,080

      Total liabilities and
         shareholders' equity              $ 9,456,663           $ 8,580,659


Note: (1) Share data reflects the 5% stock dividend declared on April 9, 2003, payable May 16, 2003 to shareholders of record on May 2, 2003.

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

VALLEY NATIONAL BANCORP
Consolidated Statements of Income                       Three Months Ended
($ in thousands, except per share data)                    March 31, 2003
                                                      2003               2002

Interest Income
Interest and fees on loans                          $   91,827     $   90,886
Interest and dividends on investment securities         34,518         36,635
Interest on federal funds sold and other
          short-term investments                            86            637
               Total interest income                   126,431        128,158

Interest Expense
Interest on deposits:
     Savings deposits                                    6,710          8,088
     Time deposits                                      11,954         18,566
Interest on other borrowings                            14,611         13,725
               Total interest expense                   33,275         40,379

Net Interest Income                                     93,156         87,779
Provision for loan losses                                3,255          3,705
Net interest income after provision for
     loan losses                                        89,901         84,074
Non-Iterest Income
Trust and investment services                            2,074          1,178
Service charges on deposit accounts                      5,277          4,885
Gains on securities transactions, net                    3,211            355
Fees from loan servicing                                 1,993          2,498
Gain on sale of loans, net                               2,588          1,780
Bank owned life insurance                                1,515          1,416
Other                                                    8,984          5,932
                Total non-interest income               25,642         18,044

Non-Interest Expense
Salary expense                                          24,419         21,081
Employee benefit expense                                 6,307          4,845
Net occupancy expense                                    8,415          6,877
Amortization of intangible assets                        2,766          2,189
Distribution on capital securities                       3,932          3,932
Other                                                   12,232         10,381
                Total non-interest expense              58,071         49,305

Income before income taxes                              57,472         52,813
Income tax expense                                      19,490         14,213

Net Income                                           $  37,982     $   38,600

Earnings Per Share:  (1)
              Basic                                  $    0.40     $     0.39
              Diluted                                $    0.40     $     0.38
Weighted Average Number of Shares Outstanding:  (1)
              Basic                                 94,658,595     99,613,756
              Diluted                               95,098,987    100,318,558



Note: (1) Earnings per share and average shares outstanding reflect the 5% stock dividend declared on April 9, 2003, payable on May 16, 2003 to shareholders of record on May 2, 2003.
